Exhibit 8.1

Principal Subsidiaries and Consolidated Affiliated Entities of the Registrant

Name	Date of Incorporation	Place of Incorporation	Percentage of Effective Ownership	Principal Activities

Subsidiaries
Global Mentor Board Information Technology Limited	March 22, 2019	HK	100%	Holding company
Beijing Mentor Board Union Information Technology Co, Ltd.	June 3, 2019.	PRC	100%	Holding company of WFOE
Shidong Cloud (Beijing) Education Technology Co., Ltd	December 12, 2021	PRC	75%	Educational Consulting
SDH (HK) New Energy Tech Co., Ltd.	October, 8, 2021	Hongkong	100%	Holding company
Zhuhai (Zibo) Investment Co., Ltd.	October 15, 2021	PRC	100%	New Energy Investment
Zhuhai (Guizhou) New Energy Investment Co., Ltd	November 8, 2021	PRC	100%	New Energy Investment
Sunrise (Guizhou) New Energy Materials Co., Ltd.	November 8, 2021	PRC	51%	Manufacture of Lithium Battery Materials
Variable Interest Entity (“VIE”) and subsidiaries of VIE
Global Mentor Board (Beijing) Information Technology Co., Ltd. (“SDH” or “VIE”)	December 5, 2014	PRC	VIE	peer-to-peer knowledge sharing and enterprise service platform provider
Global Mentor Board (Hangzhou) Technology Co., Ltd.	November 1, 2017	PRC	100%	Consulting, training and tailored services provider
Global Mentor Board (Shanghai) Enterprise Management Consulting Co., Ltd.	June 30, 2017	PRC	51%	Consulting services provider
Shanghai Voice of Seedling Cultural Media Co., Ltd.	June 22, 2017	PRC	51%	cultural and artistic exchanges and planning, conference services provider
Shidong(Beijing)Information Technology Co., LTD.	June 19, 2018	PRC	51%	information technology services provider
Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd.	August 29, 2018	PRC	51%	Technical services provider
Shidong Zibo Digital Technology Co., Ltd.	October 16, 2020	PRC	100%	Technical services provider
Shidong Trading Service (Zhejiang) Co., Ltd.	April 19, 2021	PRC	60%	Sale of Merchandise
Shanghai Jiagui Haifeng Technology Co., Ltd.	November 29, 2021	PRC	51%	Business Incubation Services provider
Shanghai Nanyu Culture Communication Co., Ltd.	July 27, 2021	PRC	51%	Enterprise Information Technology Integration services provider